AMENDMENT NO. 02

Dated December 27, 2006

TO

that certain Loan and Security Agreement No. 5021, dated as of February 8, 2006, ("*Agreement*"), by and between **LIGHTHOUSE CAPITAL PARTNERS V, L.P.** ("*Lender*") and **EYETEL IMAGING, INC.** ("*Borrower*").

RECITALS

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

WHEREAS Borrower is obligated to make Scheduled Payments to Lender on the first business day of each month; and

WHEREAS pursuant to the terms presented on the proposal dated December 20, 2006, attached hereto as **EXHIBIT A** (the "*Term Sheet*"), Lender agreed to make certain modifications to the Agreement, including, but not limited to, a period of interest only payments; and

WHEREAS Borrower and Lender are in the process of amending the Agreement pursuant to the Term Sheet.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan Documents by entering into this Amendment No. 01 and Borrower agrees to perform such other covenants and conditions as follows:

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

On January 1, 2007 Borrower will pay an interest only payment for the month of January 2007. If Lender and Borrower fail to enter into a definitive agreement to modify the Agreement, by January 31, 2007, then Borrower shall immediately pay principal portion of the January 2007 Scheduled Payment.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:

EYETEL IMAGING, INC.

By: [signature]

Name: Keith G. Frey

Title: CFO

LENDER:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: **LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.**, its general partner

By: [signature]

Name: Thomas Conneely

Title: Vice President